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                                AMENDMENT NUMBER 1 TO
                   RULE 12b-1 DISTRIBUTION PLAN FOR CLASS IB SHARES


     Pursuant to the Rule 12b-1 Distribution Plan for Class IB Shares between Hartford Series Fund, Inc. and Hartford Securities Distribution Company, Inc. dated May 29, 1998 (the "Distribution Plan"), Hartford Global Leaders HLS Fund is hereby included as an additional Fund. All provisions in the Distribution Plan shall also apply to Hartford Global Leaders HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be
executed on the                      day of                          , 1998.


                         Hartford Series Fund, Inc., on behalf of

                         Hartford Global Leaders HLS Fund


                         By:________________________________________________



                         Hartford Securities Distribution Company, Inc.


                         By:________________________________________________
                              Peter W. Cummins
                              Vice President